Exhibit 10.2

AS OF JULY 01, 2014

                                 LEASE AGREEMENT

TERAFOX CORP. has signed the lease agreement with SERGEY PELOVSKI, Sofia, Bulgaria as of JULY 01, 2014, where we intent to set up our printing machines. Material terms of agreement are as following:

1. Leased premises area covers approximately 40 (forty) square meters. Leased premises are located on the first floor of the building at 19 YAKUBITSA STR., SOFIA 1164, BULGARIA.

2. Term of Agreement is two (2) years, starting FEBRUARY 01, 2015 and ending FEBRUARY 01, 2017.

3. TERAFOX CORP is given an option to renew the Lease for an additional term of two (2) years by giving the lesser written notice on ninety (90) days before expiration of the primary term of this lease. The renewal lease is to be upon the same terms and conditions contained in the primary Lease Agreement, besides rental fee as provided in Paragraph 5 of the Agreement.

4. For the first year of the Agreement the annual rental fee is $6,000.

5. For the second and third year of the Agreement the annual rental fee will be $5,400.

6. Default interest of $10 per day shall be paid as additional payment for any rental fee delivered or received more than three (3) days after the first day of any calendar month during the term of this lease.

7. Lesser agrees to provide at his expense for the premises electricity, water, air conditioning, ventilation, light tubes replacement, trash removal service and sewage disposal service in such quantities and at such times as is necessary to Lessee's comfortable and reasonable use of the premises.

8. Any holding over after the expiration of the lease term shall be deemed to constitute a tenancy from month to month only and shall be on the same terms and conditions as specified in this Lease Agreement.

On behalf of the Lessee                             On behalf of the Lesser


/s/ Aleksey Gagauz                                  /s/ Sergey Pelovski
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Aleksey Gagauz, Terafox Corp                        Sergey Pelovski